SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CHINESE INVESTORS.COM, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
N/A

	(2)	Aggregate number of class of securities to which transaction applies:
N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
N/A

	(2)	Form, Schedule or Registration Statement No.:
N/A

	(3)	Filing Party:
N/A

	(4)	Date Filed:
N/A

CHINESE INVESTORS.COM, INC.
411 East Huntington Drive, # 107-228
Arcadia, CA  91006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

You are cordially invited to attend the annual stockholders meeting of ChineseInvestors.COM Inc., an Indiana corporation, to be held on Sunday October 2, 2011 at 11:00 a.m., Pacific Daylight Time, at the Hampton Inn located at 311 East Huntington Drive, Arcadia, California for the following purposes:

1.
The election of 3 Directors for our Board of Directors to serve until our annual meeting of stockholders to be held in 2012, 2013 and 2014, when their respective terms end, or until each such director’s successor is elected and qualified;

2.	Ratification of the selection of B. F. Borgers CPA, PC as our independent public accountants for the fiscal year ended May 31, 2012; and

3.	To transact such other business as may properly come before the annual meeting.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice.  The Board of Directors has fixed the close of business on September 1, 2011 as the record date for determination of stockholders entitled to notice of, and to vote at the this annual meeting.

In order that your shares may be represented at the annual meeting, please date, execute and promptly mail the enclosed proxy back to the Company address as provided or email an executed scan to broper@chinesefn.com.  A proxy may be revoked by a shareholder by notice in writing to the Secretary of ChineseInvestors.com at any time prior to its use by presentation of a later-dated proxy or by attending the annual meeting and voting in person.

By Order of the Board of Directors

/s/ Warren Wang

WARREN ‘WEI’ WANG
Chairman of the Board and
Arcadia, CA	Chief Executive Officer
August 29, 2011

YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

CHINESEINVESTORS.COM
411 East Huntington Drive, Suite 107-228
Arcadia, CA  91006

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 2, 2011

To Our Stockholders:

The Board of Directors of ChineseInvestors.com, Inc., an Indiana corporation, is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on October 2, 2011 at 11:00 a.m., pacific daylight time, at the Hampton Inn located at 311 East Huntington Drive, Arcadia, CA 91006.  This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about August 29, 2011 (date of mailing and date of SEC filing).

ANNUAL MEETING INFORMATION

Solicitation of Proxies

The costs of this solicitation by the Board of Directors will be borne by ChineseInvestors.com.  Proxy solicitations will be made by mail.  They also may be made by personal interview, telephone, facsimile transmission and telegram.  Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies.  ChineseInvestors.com will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.  ChineseInvestors.com does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000.00 plus reasonable out-of-pocket expenses.

Voting Rights

Holders of shares of ChineseInvestors.com common stock, par value $0.001 per share, at the close of business on September 1, 2011, the record date, are entitled to notice of, and to vote at, the annual meeting.  On that date, after we have completed our 8 shares back to 1 reverse split of all shares outstanding, 4,866,500 (approximately) shares of common stock are anticipated to be outstanding.  Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting.  The presence, in person or by proxy, of stockholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the annual meeting.  If a quorum is present, (1) a plurality of the votes cast at the annual meeting is required for election of directors, and (2) the affirmative vote of the majority of the votes cast, in person or by proxy, at the annual meeting is required for all other matters.  Cumulative voting in the election of directors is not permitted.  Abstentions are considered shares present and entitled to vote, and under Indiana law an abstention is not a vote cast.  Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect on the matters presented to this annual meeting.

Voting of Proxies

Shares of the common stock represented by all properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies.  Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as a director, and FOR the appointment of B. F. Borgers CPA, PC as independent public accountants for the fiscal year ending May 31, 2012.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein.  To date, ChineseInvestors.com has not received any stockholder proposals.  If any other matter of which the management and Board of Directors are not now aware is presented properly to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by delivering a written statement to the corporate secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Annual Report

The 2011 annual report including financial statements for the year ended May 31, 2011, which will be made available online to stockholders but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials.

(See SEC Filing, 10K under ChineseInvestors.COM)
(http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001459482&owner=exclude&count=40)

SECURITIES OWNERSHIP

(See SEC Filing, 10K under ChineseInvestors.COM)
(http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001459482&owner=exclude&count=40)

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of ChineseInvestors.com common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.  Such officers, directors and 10% stockholders are required by SEC regulation to furnish ChineseInvestors.com with copies of all Section 16(a) forms they file.  Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5s were required for such persons, ChineseInvestors.com believes that, during fiscal 2011, all Section 16(a) filing requirements were satisfied.

ITEM 1 – ELECTION OF DIRECTORS

The members of our Board of Directors are to be elected at this year’s annual meeting.  The nominees for the directors are set forth below.  The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below unless otherwise specified by the stockholder.  In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees.  As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.  The nominees listed below already serve as directors of ChineseInvestors.com.

The election to the Board of Directors of the nominees identified in the proxy statement will require the affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting.

The Board of Directors unanimously recommends that stockholders vote FOR the nominees identified below:

Name	Position with ChineseInvestors.com

Warren Wang	Chief Executive Officer and Director
Brett Roper	Vice President, Corporate Services Secretary of the Board of Directors
James Toreson	Independent Director

Nominees and Directors (Nominees – Terms expiring as noted herein)

Warren Wang, Expiring 2012 (at the annual meeting)
Brett Roper, Expiring 2013 (at the annual meeting)
James Toreson, Expiring 2014 (at the annual meeting)

Warren Wang founded the Company in late 1999. Warren was born in 1968, in Shanghai, China. He studied finance at St. John’s University in New York. Mr. Wang has served as Chief Executive Officer, Chairman of the Board, and Director of ChineseInvestors.com since its inception with the exception of March, 2002 through August of 2003 when James S. Toreson served as the Company’s Chief Executive Officer as a condition of the Hollingsworth LLC investment. He was previously the Vice President of Investments for Tradeway Securities Group, a Senior Financial Consultant for Waldron & Co., and a Senior Account Executive for Donald & Co. Securities. Mr. Wang has over 15 years of experience in the financial markets industry and has extensive experience in management, project development, sales, marketing, accounting, and administration. Mr. Wang is Chartered Financial Analyst (CFA) Candidate as well as a member of the Market Technicians Association (MTA).

Brett Roper has served on the Company’s Board of Directors since 2002 and has provided assistance to the Company in a number of capacities including, Secretary of the Board (current), operating planning and development, financial planning and development, and various other duties as requested. He currently resides in Denver Colorado, providing business development and general support services for various companies while working as needed for ChineseInvestors.com. He has an extensive background in management and has traveled to China several times over the years providing additional support services to the Company. Brett has agreed to provide the coordination and general support for near-term activities and planning.

James S. Toreson joined the Board of Directors in May of 2010 and has over 30 years of experience as a key executive, leading high-tech companies through their start-up, turn around, and growth phases. He was instrumental in providing strategic planning, capital transactions, and strategic partnerships, including IPOs; secondary offerings; private placements; acquisitions; divestitures; and far-east joint ventures with major companies in Japan, Korea, Taiwan, and the People’s Republic of China. He is a “hands on” serial entrepreneur with a broad range of expertise in product development, marketing, manufacturing, quality system such as ISO 9000 and Six Sigma, flexible automation, and is the author of several patents in computer hardware technology. In the early part of his career, he made leading edge technical contributions in the fields of integrated circuits; computer design; computer peripherals, hard disk development, including, thin film heads, thin film media and computer aided manufacturing at world class companies including Xebec, Hewlett-Packard, Spectra-Physics, and Bell Telephone Laboratories. His current activities are in the design and deployment of utility-scale solar PV power plants. He is an honors graduate of the University of Michigan with a BSEE and MSEE, and was awarded a Doctorate from the University of Nevada, and has done post-graduate work in computer engineering at the University of Pennsylvania and the University of Santa Clara. He currently serves as the board’s single independent member. The Board has adopted the NASDAQ® definition of an independent director. Under those rules, Mr. Toreson would be considered independent if he is not an employee of the Company and he does not have a relationship with the Company that would interfere with his exercise of independent judgment in acting as a director of the Company. Mr. Toreson has advised Messrs. Wang and Roper that he has no such relationship that would interfere with his exercising independent judgment as a director of the Company.

Compensation of Directors

ChineseInvestors.com paid one (1) independent director, not otherwise employed by ChineseInvestors.com, $12,000 per year (FY 2011) plus the related expenses for each meeting attended in person.

Compensation Committee Interlocks

No interlocking relationship exists between the Board of Directors or officers responsible for compensation decisions and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

Committees of the Board and Meeting Attendance

The Board of Directors currently has four committees; Executive, Audit, Nominating, and Compensation.  During 2010, there were four (4) meetings of the Executive Committee, four (4) meetings of the Board of Directors, three (3) meetings of the Audit Committee, (1) meeting of the Compensation Committee, and (1) meeting of the Nominating Committee.

Notwithstanding anything to the contrary set forth in any of ChineseInvestors.COM  previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports of the Audit Committee and the Compensation Committee and the performance graph shall not be incorporated by reference into any such filings.

Audit Committee Report

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.  The Audit Committee is composed of three directors, one voting member (independent) and two other members (non-voting) as defined by the listing standards of the New York Stock Exchange.  The Board plans to adopt a written Audit Committee charter prior to the end of 2011.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements for fiscal 2011.  In addition, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants’ independence from the Company, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  These disclosures have been reviewed by the Committee and discussed with the independent accountants.

Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2011 for filing with the Securities and Exchange Commission.

Audit Committee

James Toreson

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is comprised of one (1) voting member (Toreson, independent) as well as two (2) non-voting members (Roper & Wang) and oversees the ChineseInvestors.com executive compensation program.

ChineseInvestors.com compensation programs are designed to help attract and retain qualified and motivated individuals that will provide the leadership required to achieve our strategic goals, which includes sustaining long-term value based growth for stockholders.  Our philosophy is to link management’s compensation to ChineseInvestors.com profitability and stock price. Our philosophy is also intended to encourage stock ownership by not only management, but all levels of employees.  We believe a significant percentage of total executive compensation should be provided through incentive equity compensation that aligns management’s interests with those of stockholders.  Our goal is to make our executives’ personal net worth heavily dependent on appreciation in the value of ChineseInvestors.com stock over the long-term and their income dependent on ChineseInvestors.com dividends.

ChineseInvestors.com strives to integrate (1) reasonable levels of base salary, (2) annual incentive bonus awards tied to operating performance, and (3) stock option awards to ensure management has a continuing stake in the long-term success of ChineseInvestors.com.

The Committee believes that senior management’s base salaries are relatively low as compared to other comparable companies with whom ChineseInvestors.com competes for management personnel.  However, these executives have significant compensation potential if there are substantial returns generated to stockholders.

Under the Proposed 2011 stock option plan, annual grants of stock options are awarded to officers and other key employees to retain and motivate such persons to sustain and improve long-term stock performance.  Stock options are granted at the prevailing market value and have value to the holders only if our stock price increases.

Compensation Committee

James Toreson

Management of ChineseInvestors.com & Executive Compensation

(See SEC Filing, 10K under ChineseInvestors.COM)
(http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001459482&owner=exclude&count=40)

ITEM 2 – RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of B. F. Borgers CPA, PC to audit our financial statements for, and otherwise act as the independent certified public accountants with respect to, the year ending May 31, 2012.  The Board of Director’s selection of Ben Borgers for the current fiscal year is being presented to stockholders for ratification at the annual meeting.  To our knowledge, neither Ben Borges nor any of its partners has any direct financial interest or any material indirect financial interest in ChineseInvestors.com, or has had any connection since the inception of ChineseInvestors.com in the capacity of promoter, underwriter, voting trustee, director, officer or employee.  A representative of Ben Borges is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to select B. F. Borges CPA, PC as independent certified public accountants.

Principal Accounting Firm Fees

(See SEC Filing, 10K under ChineseInvestors.COM)
(http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001459482&owner=exclude&count=40)

ITEM 3 – RATIFICATION OF A QUALIFED STOCK COMPENSATION PLAN

The Board of Directors recommends the ratification of a Qualified Stock Compensation Plan that would be limited to a maximum of 10% of the total outstanding shares present at any given point in time.

ChineseInvestors.com, Inc.
2011 Long-Term Incentive Plan
Revision A – 08-22-2011

Article 1
Background and Purpose

1.1.
Background. This 2011 Long-Term Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2.
Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.

1.3
Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4.	Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

Article 2
Share Limits

2.1.	Shares Subject to the Plan.

(a)
Share Reserve. Subject to adjustment under Section 2.3 of the Plan, Awards may be made under the Plan for up to 10% of the outstanding shares at inception and to be adjusted as additional upwards as may be needed when shares are issued.  This Share Reserve is not inclusive of any existing options or warrants as may be in existence as of the date this agreement is adopted.  All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)
Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender or attestation of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised, and not the net number of Shares actually issued upon such exercise.

(c)
Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)
Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2.
Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than 10% of the total outstanding Shares as may be available under the calculation as provided, netting out any awards previously granted. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that this limit shall apply to all Service Providers.

(a)
Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)	Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3.
Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares) or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)
proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

(b)
In the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are provided advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made.

Article 3
Plan Administration

3.1.	Administrator. The Plan shall be administered by the Committee.

3.2.
Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate the vesting of an Award; and (m) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3.
Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

3.4.
Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5.
Delegation to Chief Executive Officer. To the extent permitted by Applicable Law, the Committee may delegate to the Chief Executive Officer the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.

3.6.
Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

Article 4
Vesting and Performance Objectives

4.1.
General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2.
Period of Absence from Providing Substantial Services. Except as provided under Section 4.5 below with respect to Disability, to the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise.

4.3.	Performance Objectives.

(a)
Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:

(i)	General Financial Objectives:

●	Increasing the Company’s net sales
●	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)
●
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

●	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity
●	Maintaining or achieving a target level of appreciation in the price of the Shares
●	Increasing the Company’s (or an Affiliate’s) market share to a specified target level
●	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period
●	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period
●	Achieving specified reductions in costs
●	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts

(ii)	Operational Objectives:

●	Expanding one or more products into one or more new markets
●	Acquiring a prescribed number of new customers in a line of business
●	Achieving a prescribed level of productivity within a business unit
●	Completing specified projects within or below the applicable budget
●	Completing acquisitions of other businesses
●	Expanding into other markets
●	Achieving progress in research and development programs
●	Achieving regulatory milestones related to development and approval of products

(b)
Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to approval by the Company’s stockholders at the first stockholder meeting that occurs in 2012. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c)
Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)
Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied.
For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

(e)	Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

4.5.
Effect of Termination of Service for Death or Disability on Vesting. Except as provided to the contrary in an Award Agreement, in the event that the Participant’s Termination of Service is the result of death or Disability, a pro-rata portion of the Award that would have vested had the Participant not died or become Disabled, as applicable, as of the next following vesting date shall vest, with such pro-rata number to be calculated using a fraction, the numerator of which is the number of days the Participant remained a Service Provider since the immediately preceding vesting date, and the denominator of which is the total number of days between the immediately preceding vesting date and the next following vesting date.

Article 5
Stock Options

5.1.
Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2.	Type of Option.

(a)	Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)
Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3.	Limitations.

(a)
Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)
Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)
$100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

(d)
10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4.
Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.

(a)	Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b)
Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be Shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c)
Broker-Assisted Cashless Exercise. Subject to the Committee’s approval, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

(d)	Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5.	Exercise of Option.

(a)
Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b)
Termination of Relationship as a Service Provider. Except as otherwise provided in the Award Agreement, in the event of Termination of Service before exercise of an Option, the following rules shall apply:

(i)	If the Participant’s Termination of Service is for Cause, no portion of the Option may be exercised, and the Option will immediately expire upon the Termination of Service;

(ii)	An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(iii)	An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iv)
Unless a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may not exercise the vested portion of an Option more than three months after such Termination of Service;

(v)
If a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the vested portion of an Option up to 12 months after Termination of Service; and

(vi)	After the Participant’s death, his Beneficiary may exercise an Option only to the extent that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of an Option, that either before or after the Participant’s Termination of Service the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Option is forfeited immediately.

(c)
Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be madef or a dividend or other right for which the record date is prior to the date the Shares are issued.

(d)
Notice of Disqualifying Disposition. If an Option is designated as an Incentive Stock Option, the Participant must give prompt notice to the Company of any disposition or other transfer of any Shares acquired under the Award Agreement if such disposition or transfer is made (a) within two years from the date of grant with respect to such Shares or (b) within one year after the transfer of such Shares to the Participant. The notice must specify the date of disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

5.6.
Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

Article 6
Stock Appreciation Rights

6.1.
Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the Committee and shall be stated in the Award Agreement.  Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2.	Exercise of Stock Appreciation Right.

(a)
Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)
Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. However, if the Participant’s Termination of Service is for Cause, no portion of the Stock Appreciation Right may be exercised, and the Stock Appreciation Right will immediately expire upon the Termination of Service. If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of a Stock Appreciation Right, that either before or after the Participant’s Termination of Service that the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Stock Appreciation Right is forfeited immediately.

(c)
Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Article 7
Restricted Stock

7.1.
Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2.
Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.	Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4.
Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

7.5.
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6.
Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a)
If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)
If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes non-forfeitable.

7.7.
Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price (or to require forfeiture of such Shares if issued at no cost).

Article 8
Restricted Stock Units

8.1.
Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2.
Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3.
Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4.
Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

8.5.
Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation.

Article 9
Other Equity Based Awards

9.1.
Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

Article 10
Additional Terms of Awards

10.1.
No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2.
No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.3.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4.
Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

10.5.
Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7.	Withholding.

(a)
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)
Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8.
Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change of Control of the Company and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a repricing of the exercise price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the shares as described therein).

10.9.
Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10.
Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

Article 11
Term, Amendment, and Termination of Plan

11.1.	Term of Plan. The Plan shall become effective on the Effective Date.

11.2.
Termination. The Plan shall terminate upon the earliest to occur of (i) May 31, 2021; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.

11.3.
Amendment. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

11.4.
Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5.
Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

Article 12
Miscellaneous

12.1.
Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable.

All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.2.
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

12.3.
Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

12.4.	Expenses. The costs of administering the Plan shall be paid by the Company.

12.5.
Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6.
Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b)  the use of the singular shall also include within its meaning the plural and vice versa; and (c)the word “include” shall mean to include, but not to be limited to.

12.7.
No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

12.8.
Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.9.	Complete Statement of Plan. This document is a complete statement of the Plan but is however, subject to revision as may be deemed appropriate by the Committee.

Appendix

As used in the Plan, the following terms shall have the following meanings:

•
“Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

•
“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

•	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

•
“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

•
Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

•	Board” means the board of directors of the Company.

•
Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant employed under a written employment agreement with the Company which agreement includes a definition of “cause,” “cause” as defined in that agreement or, if that agreement contains no such definition, a material breach by the Participant of that agreement, or (2) with respect to any other Participant, any of the following:

(a)
the failure of the Participant to perform any of his or her material duties to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or employment policies;

(b)
the Participant’s conviction (including any pleas of guilty or nolo contendre) of any felony or other crime that the Committee reasonably determines adversely impacts the Participant’s ability to continue performing services with the Company;

(c)
any act or omission to act by the Participant (other than the Participant’s resignation or retirement) which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company or impairing the Participant’s ability to perform services for the Company;

(d)	acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

(e)	violation of any law or administrative regulation related to the Company’s business and use of the Company’s facilities or premises to conduct unlawful or unauthorized activities or transactions and

(f)	conduct that could result in publicity reflecting unfavorably on the Company in a material way;

(g)	the Participant’s improper use of the Company’s confidential or proprietary information; or

(h)
a breach of the terms of any employment agreement, confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company , after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company and “Cause” is not limited to events that have occurred before a Participant’s Termination of Service, nor is it necessary that the Committee’s finding of “Cause” occur prior to Termination of Service.

•	Change of Control” means the occurrence of any of the following events:

(a)
Any corporation, person or other entity makes a tender or exchange offer for Shares pursuant to which such corporation, person or other entity acquires more than 50% of the issued and outstanding Shares;

(b)
The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of the Company’s assets; or

(c)
Any person within the meaning of Section 3(a)(9) or Section 13(d) of the Exchange Act acquires more than 50% of the combined voting power of Company’s issued and outstanding voting securities entitled to vote in the election of the Board.

•
Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

•	Committee” means the Compensation Committee of the Board.

•	Company” means ChineseInvestors.com, Inc., an Indiana corporation, or any successor thereto.

•
Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.

•	Director” means a member of the Board.

•
Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code. The Committee shall determine both whether Disability has occurred and the date of its occurrence. If requested, a Participant shall be examined by a physician selected or approved by the Committee.

•
Effective Date” means August   , 2011; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

•
Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

•	Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

•
Fair Market Value” means, with respect to Shares as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)) the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Committee deems reliable.

•	Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

•	Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

•	Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.

•	Participant” means the holder of an outstanding Award granted under the Plan.

•	Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes non-forfeitable, as described in Section 4.3 of the Plan.

•
Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

•	Plan” means this 2011 Long-Term Incentive Plan.

•
Repricing” means (a) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (b) taking any action that is treated as a “repricing” under generally accepted accounting principles, (c) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (d) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

•	Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

•	Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

•	Service Provider” means an Employee, Director, or Consultant.

•	Share” means a share of the Company’s common stock, $.001 par value per share.

•
Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

•	Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

•
Termination of Service” means the date an individual ceases to be a Service Provider in any capacity. Awards under the Plan shall not be affected by the change of a Participant’s status with in or among the Company and any Affiliates, so long as the Participant remains a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

5.	Participation.

a)
An eligible Employee may become a participant in the Plan by completing an enrollment form provided by the Company and filing it with the Company in such form as approved by the Board prior to the applicable Offering Date, unless a later time for filing the enrollment form is set by the Board for all eligible Employees with respect to a given Offering Period.  The enrollment form shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

b)
Payroll deductions shall commence on the first payroll that ends after the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period(s) to which the enrollment form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6.	Method of Payment of Contributions.

a)
The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% of such participant’s Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 10% of the participant’s aggregate Compensation during said Offering Period.  All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

b)
A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or on one occasion only during an Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new enrollment form within the ten day period immediately preceding the end of the then Offering Period.  The change in rate shall be effective as of the beginning of the calendar quarter following the date of the filing of the new enrollment form.

c)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year so that the aggregate amount of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $25,000.  Payroll deductions shall recommence at the rate provided in such participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7.	Grant of Option.

a)
On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or (ii) 85% or the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof.  The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b) herein.

b)
The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date.  The fair market value of the Common Stock on a given date shall be the closing sale price per share of a share of the Common Stock on such date (or, the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Board deems reliable.

8.
Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price under paragraph 7(b) with the accumulated Contributions in his or her account.  If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment.  The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.
Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form.  Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

10.	Withdrawal; Termination of Employment.

a)
A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of an Offering Period by giving written notice to the Company.  All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

b)
Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

c)
In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

d)
A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.	Stock.

a)
As of August 1, 2011 the maximum number of shares of Common Stock available for sale under the Plan shall be 483,334 shares (post eight back to one share reverse split event) plus any share reserve under the Plan immediately after completion of the Offering Period in 2011, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.  Any amounts remaining in an Employee’s account not applied to the purchase of stock pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date.  In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b)	The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.
Administration.  The Board shall administer the Plan.  Subject to the provisions of the Plan and applicable law, the Board shall have the authority in its discretion: (a) to determine the fair market value; (b) to construe and interpret the terms of the Plan; (c) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (d) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (e) to make all other determinations and take all other action described in the Plan or as the Board otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

14.	Designation of Beneficiary.

a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b)
Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.
Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16.
Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.
Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.
Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.
Amendment or Termination.  The Board of Directors of the Company may at any time terminate or amend the Plan; except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.  Subject to paragraph 18, no action taken under this paragraph may adversely affect the rights of any participant to any then outstanding options.

20.
Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.
Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.
Right to Terminate Employment.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

23.
Rights as a Stockholder.  Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of Shares covered by an option.  No optionee shall have any right as a stockholder unless and until an option has been exercised, and the Shares underlying the option have been registered in the Company’s share register.

24.	Term of Plan. The Plan, as amended and restated, shall be effective October 4, 2011 and shall continue in effect until May 31, 2021 unless sooner terminated under paragraph 19.

25.
Notification Upon Sale of Shares.  Each participant agrees, by enrolling in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased.

26.
Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares of Common Stock held in the treasury of the Company, or from any other proper source.

27.	Applicable Law. This Plan shall be governed in accordance with the laws of Indiana or any subsequent domicile adopted by the Company.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to select ratify the Qualified Stock Compensation Plan as presented.
(See SEC Filing, PROXY STATEMENT under ChineseInvestors.COM)
(http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001459482&owner=exclude&count=40)

ITEM 4 – RATIFICATION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION AND BYLAWS

The Board of Directors recommends that the threshold of shareholders necessary to call a Shareholder Meeting to order (Quorum, all other notices and covenants to remain in place) be reduced to ‘those present at the Shareholder Meeting inclusive of those who provided proxies for such Shareholder Meeting’ to create a quorum.  Since many of our shareholders live a good distance away from our annual meeting location we recommend that in the absence of what is described as the current quorum of 50.1%, instead now be modified as noted herein.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to modify the Articles of Incorporation and By Laws as noted above.

OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting.  However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgments.

The Company plans to present to Shareholder a qualified stock compensation plan for consideration and subsequent adoption, based upon Shareholder approval.

Other Business (Shareholder Proposals) as may come before the Board of Directors for proper consideration noting such must be submitted in writing via email to broper@chinesefn.com or to our Arcadia mailing address noted as 411 East Huntington Drive, #107-228, Arcadia, CA 91006, such coming to the attention of the Board no later than September 23, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Warren Wang

Warren Wang
Chairman of the Board

Arcadia, CA
August 29, 2011

FORM OF PROXY
ChineseInvestors.com, Inc.
411 East Huntington Drive, # 107-228
Arcadia, California 91006
PROXY – Annual Meeting of Shareholders – Sunday, October 2, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brett Roper as proxy, with the power to appoint his substitute, and hereby authorizes Brett Roper to represent and to vote, as designated below, all the shares of common stock of ChineseInvestors.com, Inc. (the “Company”) held of record by the undersigned on September 1, 2011 at the Annual Meeting of Shareholders to be held on Sunday, October 2, 2011 or at any adjournment thereof.

INSTRUCTIONS: Place a mark on the appropriate line to vote for, against or to abstain a nominee listed below.

1.           ELECTION OF DIRECTORS.  The election of three Directors to serve for staggered terms of one year as to Mr. Wang, two years as to Mr. Roper and three years as to Mr. Toreson, each until his successor is duly elected and qualified.

WARREN WANG	FOR ___	AGAINST ___	ABSTAIN ___

BRETT ROPER	FOR ___	AGAINST ___	ABSTAIN ___

JAMES TORESON	FOR ___	AGAINST ___	ABSTAIN ___

Write In Candidate: _____________________________________________________________
(Must include full name, address, and contact phone number; to be valid and must be able perform the duties as required as well as be willing to serve)

Please indicate the number of shares you believe you hold: ___________________________

2.           Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments hereof.

SELECTION OF BEN BORGERS, CPA as our Audit Firm for FY 2012

FOR ___	AGAINST ___	ABSTAIN ___

APPROVAL OF THE QUALIFIED STOCK COMPENSATION PLAN

FOR ___	AGAINST ___	ABSTAIN ___

AMENDMENT OF THE ARTICLES AND BYLAWS, RE: QUORUM

FOR ___	AGAINST ___	ABSTAIN ___

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO VOTE IS INDICATED HEREIN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Sign exactly as your name appears  (certificate) below.  When shares are held by joint tenants, both should sign.

Date: _____/_____/2011

______________________________________________   ______________________________________________
           Signature                                                                   Signature (if held jointly)
MARK

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO MR. ROPER’S ATTENTION AT THE ADDRESS NOTED ABOVE or TO FAX # 303-481-4417 or SCAN AND EMAIL TO broper@chinesefn.com